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                                     PROXY
                             SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                FNH CORPORATION
               FOR THE RESCHEDULED ANNUAL MEETING OF SHAREHOLDERS
                                August 14, 2001

  The undersigned appoints David Magill and James Lyons, and each of them, Proxies of the undersigned to vote all shares of Common Stock of FNH Corporation which the signee would be entitled to vote at the rescheduled Annual Meeting of Shareholders to be held at the Slovenian Crystal Ballroom, 23 Third Street, Herminie, Pennsylvania 15637, on August 14, 2001, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2, 3 OR 4 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

IF YOU HAVE ALREADY DELIVERED A PROPERLY EXECUTED PROXY, YOU DO NOT NEED TO SEND IN THIS BLUE PROXY CARD UNLESS YOU WISH TO CHANGE OR REVOKE YOUR VOTE.

      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

                           Slovenian Crystal Ballroom
                                23 Third Street
                          Herminie, Pennsylvania 15637

             (Continued and to be dated and signed on reverse side)

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Please mark your votes [X] as this

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of February 24, 2001 between FNH Corporation and Promistar Financial Corporation and approve the merger and other transactions contemplated in the Agreement and Plan or Reorganization.

                        FOR      AGAINST    ABSTAIN
                        [_]        [_]        [_]

2. Proposal to approve increased post-retitement payments to James R. Lauffer, Chairman, President and Chief Executive Officer of FNH Corporation.

                         FOR      AGAINST    ABSTAIN
                         [_]        [_]        [_]

3. Election of Directors for a three-year term expiring in 2004:

              FOR            AUTHORITY WITHHELD
          all nominees   (to vote for all nominees)
              [_]                   [_]

To withhold authority to vote for any individual nominee, strike a line through that nominee's name:

Nominee:

Lawrence V. Mikolajcik
C. Thomas Toth
Vance Roy

4. Upon such other matters as may properly come before the meeting or any adjournment:

                      FOR      AGAINST    ABSTAIN
                      [_]        [_]        [_]

Signature(s) ______________________________


Dated _____________, 2001

Please sign exactly as your name appears on this Proxy.
When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.